                                                                    EXHIBIT 10.1

     THIS AGREEMENT, BETWEEN WILLIAM J. ADAMS, JR., with offices at 3 Pond View Lane, Flanders, New Jersey 07836, (hereinafter referred as "Landlord"):

     and    ADAMS LABORATORIES, INC.
            14801 SOVEREIGN ROAD
            FT. WORTH, TEXAS 76155

     as Tenant/Lessee

Witnesseth: That said Landlord has let unto the said Tenant and the said Tenant has hired from the said Landlord, the following premises: Approximately 13,500 square feet, in the building located at Colonial Court, 425 Main Street, Chester, New Jersey 07930 for the term of ten (10) years four (4) months to commence on April 1, 2004 and to end on August 31, 2014, to be used and occupied only for Professional Offices. Except as otherwise set forth herein, the obligations of the Landlord and Tenant shall commence on the date that Tenant takes occupancy of the Premises for the purposes of commencing Tenant's improvements therein upon the conditions and covenants following:

     1st: Gross Rent. The Tenant shall pay to the Landlord during the term hereof, Gross Rent, which includes Taxes and Insurance, as hereinafter provided in monthly installments hereinafter specified, in advance, on the first day of each and every month throughout the entire term of this Lease and any renewals. The first month's rent shall be due on September 1, 2004, except that such date shall be extended on a day-for-day basis for each day after June 1, 2004 that Landlord fails to complete Landlord's Work, and the Tenant shall then pay the full monthly Gross Rent beginning in the second month and thereafter. The Gross Rent schedule is as follows:

YEAR     AMT. PER S/F           MONTHLY AMT. DUE          ANNUAL AMOUNT
----     ------------           ----------------          -------------
  1         $25.00                  $28,125.00             $337,500.00
  2         $25.15                  $28,293.75             $339,525.00
  3         $30.30                  $34,087.50             $409,050.00
  4         $30.46                  $34,267.50             $411,210.00
  5         $35.63                  $40,083.75             $481,005.00
  6         $35.80                  $40,275.00             $483,300.00
  7         $33.98                  $38,227.50             $458,730.00
  8         $35.00                  $39,375.00             $472,500.00
  9         $36.05                  $40,556.25             $486,675.00
  10        $37.14                  $41,782.50             $501,390.00

     2nd: COMMENCEMENT DATE. The obligations of the Landlord and Tenant shall commence on the date Tenant takes occupancy of the Premises for purposes of commencing Tenant's improvements therein except for the Tenant's obligation to pay rent which, as set forth in Paragraph 1st, shall commence on September 1, 2004 or such other date as set forth in Paragraph 1st.

     3rd: LANDLORD'S WORK. The work to be performed by Landlord within the Premises shall consist solely of those items specified in Exhibit A (hereinafter "Landlord's Work"). Landlord shall, subject to the terms hereof, at its sole cost and expense, diligently commence the Landlord's Work and complete the same on or before June 1, 2004. Landlord's Work shall be performed in a good and workmanlike manner with good material and in compliance with applicable laws, codes, and ordinances. Upon Landlord's completion of Landlord's Work, Landlord shall provide Tenant with a written notice of that event (hereinafter "Notice of Completion"). Following receipt of the Notice of Completion, or if authorized by Landlord prior to such receipt, Tenant shall be permitted to commence its Fit Up (the "Fit Up Period"). During the duration of Tenant's Fit Up Period, Tenant shall use protective coverings for the walls, floors and doors of all elevators. Tenant shall be solely liable for ,and repair at its own cost and expense, all damage to the elevators which occurs during the Fit Up Period.

     4th: That the Tenant shall take good care of the premises and shall at the Tenant's own cost and expense keep clean and maintain, at regular intervals, the interior of the demised premises, and make all repairs to the interior of the demised premises and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements and Acts of God excepted.

     5th: That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders, and regulation of the Board of Fire Underwriters, or any other similar body, for the prevention of fires, at the Tenant's own cost and expense.

     6th: That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then as set forth in paragraph #10, the Landlord or the Landlord's Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, including Tenant's failure to remit the foregoing costs and expense as additional rent.

     7th: The tenants shall not, without the written consent of the Landlord, which shall not be unreasonably withheld, assign or sublease the premises or any part thereof, and shall not mortgage this lease.

     8th: That no alterations, additions, or improvements shall be made in or to the premises, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures shall be installed in or attached to the premises without the consent of the Landlord in writing, which shall not be unreasonably withheld, under penalty of damages and forfeiture, and all additions and improvements or systems installed in or attached to the premises by the Tenant shall belong to the Landlord.

     9th: In case of damage, by fire or other cause, to the building in which the leased premises are located, without the fault of the Tenant or of Tenant's agent or employees, if the damage is so extensive as to amount practically to the 50% destruction of the leased premises or of the building, or if the Landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged without the fault of the Tenant or of Tenant's agents or employees the Landlord shall repair the damage with reasonable dispatch only after Landlord is provided notice, as set forth in paragraph #21 herein, of damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustments of insurance and other causes beyond the Landlord's control. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenant, assignees or successors. In such case, the Tenant's liability for the payment of the rent and the performance of all covenants, conditions, and terms of this lease shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks covered by this paragraph, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs, and such insurance carriers shall have no resource against the Landlord for reimbursement, if Tenant, its agents, servants, employees, invitees, or guests is responsible for damage.

     10th: That said Tenant agrees that the said Landlord and Landlord's Agents, and other representatives, shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours upon reasonable notice for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

     11th: The Tenant also agrees to permit the Landlord or Landlord's Agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that during the four months next prior to the expiration of the term, the Landlord or Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

     12th: That if the said premises, or any part thereof, shall become vacant during the said term, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord or Landlord's representatives may re-enter the same and either by force or otherwise, without being liable to prosecution therefor; re-let the said premises as the agent of the said Tenant and receive the rent thereof; applying the same, first to the payment of such expenses as the Landlord may be put to in re-entering and then to the payment of the rent due by these presents; the balance (if any) to be paid over to the Tenant who shall remain liable for any deficiency.

     13th: That the Tenant shall neither encumber, nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

     14th: That the Tenant shall neither place, nor cause, nor allow to be placed, any sign of signs of any kind whatsoever at, in or about the entrance to said premises nor any other part of same except in or at such place or places as may be indicated by the said Landlord and consented to by in writing. Landlord hereby consents to a sign, which complies with local ordinance, for Tenant, which will be placed at the entrance of the premises, and which sign will be provided by Landlord. And in case the Landlord or Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint or make any other repairs, alterations or improvements in or upon said premises, building or directory wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense wherever the said repairs, alterations or improvements shall have been completed.

     15th: The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant, or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

     16th: That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, re-possess and enjoy.

     17th: That this lease shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be place against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease irrespective of the date of recording and the Tenant agrees to execute any instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and Tenant's refusal, for any reason, to execute such instruments shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of canceling this lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.

     18th: The Tenant shall deposit with the Landlord the sum of *$56,250.00 as security for the payment of the rent and the full and faithful performance by the Tenant of the covenants and conditions of this Lease. The security deposit shall be returned to the Tenant, without interest, after the expiration of the term of this Lease, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term of this lease, the Landlord may, if the Landlord so elects, after giving written notice to Tenant, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount and Tenant's failure to do so will be deemed an event of default permitting Landlord to effect all rights and remedies set forth herein. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

     *SECURITY IN THE AMOUNT OF $56,250.00 IS DUE UPON THE SIGNING OF THIS
LEASE.

     19th: It is expressly understood and agreed that if for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the demised premises in an amount, and in the form, and in fire insurance companies acceptable to the Landlord the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term thereof, on giving to the Tenant three days' notice in writing of Landlord's intention so to do and upon the giving of such notice, this lease and the term thereof, shall terminate and come to an end.

     20th: It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made of any provision of this lease, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances rules, orders, regulations, and requirements of the Federal, State and City Government or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt, or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

     21st: All notices required under the terms of this lease shall be given and shall be deemed complete by mailing such notices by Certified Mail, Return Receipt Requested to the address of the parties as shown at the beginning of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

     22nd: Tenant shall not occupy or use the lease premises, nor permit the same to be occupied or used for any purpose other than as defined in this lease, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

     23rd: If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or vacates the demised premises prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

     24th: The failure of the Landlord to insist upon strict performance of any of the covenants or condition of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

     25th: In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payment the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexplored term, such difference or deficiency between the rent herein reserved and the rent collected, if any shall become due and payable in monthly payments during the remainder of the unexplored term, as the amounts of such difference or deficiency shall from time to time be ascertained.

     26th: If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu or any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and/or shall sell and convey the said premises or any portion thereof, which includes any portion of the demised premises or the parking thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof; then this lease shall terminate, and the term hereof shall end as of such date and the Tenant shall have no claim or right to claim or to be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or such other party designated by the Landlord in the notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

     27th: This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof or any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     28th: Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason; in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

     29th: The Tenant shall be responsible to pay its utilities (heat and electric which will be separately metered). The Tenant is responsible to maintain the demised premises in good repair (including the electrical fixtures, bulbs, and facilities provided by the Landlord) and to bear the routine and ordinary cost. However, in the event that any structural, mechanical, heating/air conditioning or electrical system needs replacement or any other capital improvement is required to the demised premises, and provided the repairs were necessitated without the fault of the Tenant or of Tenant's agent or employees, the Landlord shall be solely and completely responsible for same.

     30th: SURRENDER. At the expiration of the tenancy hereby created, or sooner termination hereof, Tenant shall surrender the premises in the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent.

     31st: COMMON AREAS. Tenant shall have the right to use in common with others entitled thereto the employees' parking areas, driveways, sidewalks, customer car parking areas and other common areas subject, however, to the terms and conditions of this

Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord in writing.

     32nd: INSURANCE. Tenant shall, during the term of this Lease, or any extension hereof, at its cost and expense, maintain insurance of the following character:

     a. Insurance against loss or damage to the leased premises by fire or such other hazards as may be covered by the form of all-risk coverage then in effect in such amount as may be reasonably approved by the Landlord;

     b. Comprehensive general liability covering property damage, bodily injury or personal injury claims in the amount of $1,000,000. per occurrence.

All policies of insurance carried pursuant to this paragraph shall name as additional insured the Landlord. All premiums on such policies shall be paid by the Tenant. The Tenant shall deliver to the Landlord within ten (10) days of the date of this lease certificates for the insurance mentioned herein. Certificates with respect to renewal policies shall be delivered to the Landlord by the Tenant no less than twenty (20) days prior to the expiration of the original policies. All insurance provided for in this paragraph shall be effected under valid and enforceable policies issued by insurers that are licensed to do business in the State of New Jersey. In the event Tenant fails to deliver such certificates of insurance, the Landlord at its option shall be entitled to procure such insurance protection at the cost and expense of the Tenant.

     33rd: Tenant agrees to carry in its own name fire and theft insurance covering the use of the leased premises and the property and contents therein belonging to the Tenant.

     34th: There shall be absolutely NO PETS allowed by owners or customers.

     35th: An administrative service fee of $100.00 per month will be charged for any payments due under the terms of this lease from the Tenant to the Landlord which are received more than ten days after the due date. In addition, the Tenant agrees to pay a $50.00 penalty charge to the Landlord upon demand should any check of the Tenant be returned unpaid due to any cause, including insufficient funds. If the Landlord commences any legal action, including the issuance of notices of default, notices to quit, distress warrants and/or warrants of removals against the Tenant, prior to any defaults being remedied by Tenants, all sums paid by the Landlord for expense of any such action or proceeding, including, reasonable counsel fees, shall be paid by the Tenant to the Landlord on demand and shall be collectable by the Landlord as additional rent hereunder.

     36th: The Tenant does hereby covenant for himself, his executors, administrators and assigns that he will, at his own costs and expense, during the term this lease, do everything necessary so that his use and occupancy of the leased premises complies with every applicable law, statute, rule, ordinance, regulation, directive, order and notice of any municipal, county, state, federal or other authority pertaining to or affecting the leased premises, regardless of whether the need to comply is directed to the Landlord or the Tenant, including specifically all laws, statutes, rules, ordinances, regulations, directives, orders and notices concerning the protection of the environment and the control of environmental contaminants. The Tenant agrees to indemnify and hold harmless the Landlord, his heirs, executors, administrators and assigns from any and all costs, charges, fines and penalties imposed on the Landlord, his heirs, executors, administrators and assigns, by reason of the failure, neglect or refusal of the Tenant to bring the use of the leased premises into compliance with such law, statute, rule, ordinance, regulation, directive, order or notice. Should it become necessary for Landlord, or someone on his behalf, to incur costs and expenses to retain the services of an attorney to enforce this covenant or any portion thereof, Tenant agrees to indemnify the Landlord for reasonable costs and attorneys' fees thereby expended and for any liability incurred by the Landlord by reason of the Tenant's breach of the covenants undertaken by the Tenant in this paragraph.

     37th: Tenant shall under no circumstances allow the introduction into the septic system any pollutants violating pretreatment standards set by the State of New Jersey or any of its agencies or the local governmental unit or any of its agencies whether or not different than the Federal standards.

     38th: Landlord and Tenant warrant and represent that they have dealt with no real estate brokers other than Complete Property Management, Inc. and The Schultz Organization, in connection with the within lease. Both Tenant and Landlord agree to indemnify save, and hold harmless each other from and against any and all costs, including reasonable attorney's fees, arising from any breach of the foregoing representations. All commissions are the responsibility of the Landlord, to be paid on triple net rent not including common area maintenance.

     39th: For all breaches and defaults hereunder, except for payment of rent, Landlord shall give three days' prior written notice of default to Tenant. If Tenant fails to cure the default within three days, Landlord may then take action under the lease.

40th: DAMAGES UPON TERMINATION

     a. If Landlord elects to terminate this Lease under the provisions of paragraph 20th , Landlord may recover from Tenant damages computed in accordance with the following formula in addition to its other remedies:

     (i) the worth at the time of judgment of any unpaid rent which has been earned at the time of such termination; plus

     (ii) the worth at the time of judgment of the amount by which would have been earned after termination until the time of judgment exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

     (iii) the worth at the time of judgment of the amount by which the unpaid rent for the balance of the term after the time of judgment exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     (iv)  prejudgement interest

     41st: The execution of this lease by the undersigned shall terminate any prior lease presently in effect between the parties as of the date Tenant's obligation to pay rent, as set forth in Paragraph 1st herein, commences. Until said date the existing lease shall remain in full force and effect.

     If the Tenant makes timely payment of all rent and charges due under this Lease and fully performs its obligations and covenants, the Tenant may peacefully and quietly have and hold the leasehold for the demised premises for the term set forth in this Lease.

     And it is further understood and agreed, that the covenants and agreements herein contained are binding on the parties hereto and upon their respective successors, heirs, executors, administrators and assigns.

     It is further expressly agreed that the words used in the singular shall include words in the plural where the text of this instrument so requires.

     IN WITNESS WHEREOF, the parties have inter-changeably set their hands and seals or caused these presents to be signed by their proper corporate officers and caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed the day and year written.

     Signed, Sealed and Delivered in the presence of

/s/ Linda J. Adams                                /s/ William J. Adams, Jr.
__________________________                   _________________________________
Witness                                      By: WILLIAM J. ADAMS, JR.
                                                 LANDLORD
03/29/04
______________
Date

                                             ADAMS LABORATORIES INC.

/s/ Rebecca Tomlinson                             /s/ Walter E. Riehemann
__________________________                   _________________________________
Witness                                      Tenant:  WALTER E. RIEHEMANN
                                                      VICE PRESIDENT

03/26/04
_____________
Date

                                             Adams Laboratories Inc.

/s/ Rebecca Tomlinson                             /s/ David Becker
__________________________                   _________________________________
Witness                                      Tenant:  DAVID BECKER, C.F.O.


03/26/04
_____________
Date

                    ADDENDUM TO LEASE AGREEMENT (THE "LEASE")

          [Colonial Court, 425 Main Street, Chester, New Jersey 07930]

     (a) Notwithstanding anything to the contrary contained in paragraph 1a, the words "beyond any applicable notice and cure period" are hereby added after the word "default" in the first line thereof.

     (b) Notwithstanding anything contained in paragraph 1st of the Lease to the contrary, the words ", Common Area Maintenance" shall be inserted after the word "Taxes" in the second (2nd) line thereof. For purposes of the Lease, the term "Common Area Maintenance" shall mean (i) capital improvements made pursuant to any requirement of a governmental authority or any interpretation hereafter rendered with respect to any existing law, to the extent said capital improvements are not required by reason of Tenant's specific use of the Demised Premises (ii) capital improvements made to improve the health, safety and welfare of the building and its occupants, to the extent said capital improvements are not required by reason of Tenant's specific use of the Demised Premises; (iii) cost of all utilities used in the common areas of the building;
(iv) repairs, replacements, and general maintenance of the building; (v) fair market rental and other costs with respect to the management office for the building, if any; and (vi) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the building, including the common areas, including, without limitation, snow removal, sanding and/or salting associated with snow removal, landscaping maintenance (mowing and general clean-up), sanitation removal; water and septic services.

     (c) Landlord acknowledges and agrees that it has approved Tenant's proposed plan for the Tenant fitup of the Premises as described on Sheet 4 on the Power Plan attached as Exhibit "A". In addition, Landlord shall provide a one (1) year warranty on all work, materials and construction in connection with Landlord's Work, or, if such work, materials or construction provides for a longer warranty, such longer period.

     (d) Notwithstanding anything contained in paragraph 4th to the contrary, Tenant shall not be responsible to make structural repairs or repairs to the building systems within the Temporary Space (i.e., HVAC, electrical and/or plumbing). In addition, reasonable wear and tear shall be excepted in connection with the surrender of the premises at the end of the term of the Lease.

     (e) Notwithstanding anything contained in paragraph 5th to the contrary, the Tenant's compliance obligations set forth therein shall not apply to Landlord's Work. In addition, Tenant shall not be required to make any capital improvements to the premises which result from a change in zoning and/or building codes unless the required improvement results from Tenant's specific use of the premises (as opposed to the general use as office space).

     (f) In paragraph 6th, (i) the words "if Tenant fails to make any repair for thirty (30) days following written notice from Landlord (except in the event of an emergency, whereby Landlord will be permitted to enter without written notice)", shall be added following the words "paragraph #10" in the third line thereof and (ii) the words "Subject to the terms and conditions of paragraph 39th hereof" shall be added to the beginning of the last sentence thereof.

     (g) Notwithstanding anything to the contrary contained in paragraph 7th

         Tenant shall have the right to assign the Lease or sublet all or any portion of the premises to an affiliate of Tenant upon the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

     (h) In paragraph 8th, the following should be added to the end thereof:
"Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to make minor, non-structural alterations and improvements to the premises with the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Furthermore, such improvements and/or alterations shall belong to Landlord, unless otherwise stated in Landlord's Consent."

     (i) Notwithstanding anything to the contrary contained in paragraph 9th,
(i) the threshold for lease termination for damage shall be decreased to 40%,
(ii) Landlord's determination as to whether or not to rebuild shall be made within thirty (30) days following the issuance of the final report and/or determination from the insurance carrier, (iii) Tenant shall have the right to terminate the Lease if the premises cannot be rebuilt/repaired within six (6) months following the date of the casualty (iv) the word "carelessness" is deleted in the tenth line of from the bottom of the paragraph and (v) the word "reasonable" is hereby added after the word "Landlord's" in the 3rd line from the bottom of the paragraph.

     (j) Notwithstanding anything to the contrary contained in paragraph 10th,
(i) Landlord's entrance rights shall be upon written notice to Tenant (except in the event of any emergency) and (ii) Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations at the Temporary Space.

     (k) Notwithstanding anything to the contrary contained in paragraph 12th,
(i) Landlord shall use commercially reasonable efforts to relet the premises if Landlord re-enters the same Space and (ii) Landlord shall have a duty to mitigate Landlord's damages.

     (l) Notwithstanding anything to the contrary contained in 14th, Landlord hereby agrees to rename the Building "Adams Corporate Plaza" for the purposes of all indoor/outdoor and Building signage, mailings, marketing materials and address matters.

     (m) Notwithstanding anything to the contrary contained in paragraph 15th, the release by Tenant of Landlord for liability should exclude losses and/or damages resulting from (1) Landlord's negligence or improper conduct and (2) Landlord's performance of the Landlord's Work.

     (n) Notwithstanding anything to the contrary contained in paragraph 16th,
(i) Landlord's entrance rights set forth therein shall be subject to the terms and conditions of paragraphs 10th and 39th and (ii) Landlord's termination right set forth in paragraph 16th shall be subject to paragraph 19th and shall not apply unless Tenant is provided with written notice of any failure or neglect to comply.

     (o) Notwithstanding anything to the contrary contained in paragraph 17th , the following shall be added to the end thereof. If any mortgage to which this Lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be. Notwithstanding the foregoing, Tenant's agreement to subordinate its interest hereunder shall be conditioned on the delivery to Tenant of a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant.

     (p) Notwithstanding anything to the contrary contained in paragraph 20th,
(i) the phrase "beyond applicable notice and/or cure periods" should be inserted after the word "default in the second line thereof, (ii) the filing of a petition in bankruptcy against Tenant shall not be deemed a default if the same is dismissed within sixty (60) days of the filing thereof and (iii) any termination notice shall be sent to Tenant via certified mail, return receipt requested.

     (q) Notwithstanding anything to the contrary contained in paragraph 21st, copies of all notices to Tenant shall be sent Kelley Drye & Warren LLP, 200 Kimball Drive, Parsippany, New Jersey 07054, Attention: Christopher FitzPatrick, Esq.

     (r) Notwithstanding anything to the contrary contained in paragraph 25th, Landlord shall use commercially reasonable efforts to relet the Temporary Space if Landlord re-enters the Temporary Space and Landlord shall have a duty to mitigate its damages.

     (s) Notwithstanding anything to the contrary contained in paragraph 26th,
(i) Tenant shall have the right to terminate the Lease if (1) access to the premises or building is materially hindered and/or (2) a material portion of the premises is condemned such the

Tenant cannot practically operate its business at the premises and (ii) Tenant shall also be entitled to submit a separate claim against the condemning authority for Tenant's moving expenses.

     (t) Notwithstanding anything to the contrary contained in paragraph 28th, Tenant shall have the right to terminate the Lease is Landlord fails to complete Landlord's Work on or before April 1, 2005.

     (u) Notwithstanding anything to the contrary contained in paragraph 29th, Landlord shall be responsible for the cost of installing all meters measuring Tenant's electrical and HVAC consumption at the premises.

     (v) Notwithstanding anything to the contrary contained in paragraph 36th,
(i) the words "do everything necessary so" in the second and third lines thereof are hereby deleted and the following substituted in lieu thereof: "use best efforts to ensure" and (ii) Tenant's indemnity set forth therein shall exclude Landlord's Work and Landlord's negligent and improper acts.

     (w) Notwithstanding anything to the contrary contained in paragraph 39th, Tenant shall be entitled to written notice from Landlord and (i) a thirty (30) day cure period for all non-monetary defaults under the Lease and (ii) a ten
(10) day cure period for monetary defaults under the Lease.

     (x) Notwithstanding anything to the contrary contained in paragraph 40th,
(i) Landlord shall use commercially reasonable efforts to relet the Temporary Space if Landlord re-enters the Temporary Space and (ii) Landlord shall have a duty to mitigate its damages.

     (y) The following paragraphs shall be added to the Lease:

     42nd Covenant of Quiet Enjoyment. Subject to the provisions of this lease, Landlord covenants that Tenant will not be disturbed in its quiet enjoyment of the Temporary Space during the lease term so long as Tenant pays the rent, the additional rent and any other amounts due hereunder and Tenant observes and performs all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

     43rd Consents and Approvals. In any instance when Landlord's consent or approval is required under this lease, such consent or approval will not be unreasonably withheld, conditioned or delayed, except if expressly provided otherwise.

                                   EXHIBIT "A"

                                 LANDLORD'S WORK

                                  EXHIBIT "A"

                               SCOPE OF WORK FOR
                            LANDLORD'S BASE BUILDING
                         ADAMS RESPIRATORY THERAPEUTICS
                                 MARCH 24, 2004

The following shall be considered the Base Building Scope of Work items and shall be provided under the terms of the lease at no additional cost to the Tenant. This Scope is based on the following documents. In the event of a conflict between these documents, those listed later in this listing take precedence over those listed prior.

1. Architectural plans prepared by Robert E. Coleman, Architect NCARB, AIA Plans numbered 1 thru 6 and 8 thru 31 dated 5/21/03.
    Plan 7 dated 5/23/03.
    Plan 32 undated.

2. Site plans approved by the Borough of Chester and the resolution for the project.

3. Architectural drawings prepared by Kimmerle Architects labeled Core Plan for lease dated 3/24/04 sheets 1 and 2 and ceiling and lighting plan sheets 3 and 4.

4.  Sketches entitled HVAC -- 1 and 2 dated 3/24/04.

5.  This document


** In the event of any discrepancy among any of the aforementioned documents, the priority of such documents shall be the inverted order in which the same are listed (e.g., No. 5 over No. 4 over No. 3 over No. 2 over No. 1, etc.).

A.  SITE WORK
    ---------
    1. All site work necessary to complete the work shown on the site plans referenced above.

    2. Monument sign with the name of tenant and appropriate lighting.

B.  BUILDING EXTERIOR
    -----------------
    1. The building exterior will consist of Limestone on the front of the building and clap board on the sides and the rear.

C.  CONCRETE
    --------
    1. All necessary concrete footings have been included

    2. All concrete slab work as shown on the plans.

    3. All necessary cutting and patching on concrete for the installation of new sanitary sewer for locker rooms and bathrooms.

    4. Concrete floor to be suitable to receive tenant floor finishes.

D.   ROOF
     ----
     1. Proposed roof will be asphalt shingle roof with a 30 year manufacturer's guarantee.

E.   WINDOWS AND PERIMETER WALLS
     ---------------------------
     1. The windows will be insulated, tinted and low E. Sizes as shown on the plan.

     2. Window blinds have been excluded from the landlord work.

     3. All perimeter walls will have finished drywall, taped, spackled and ready for paint.

     4. All windows to be trimmed out and cased with wood. Wood will be filled and paint ready.

F.   BATHROOMS (2 MENS & 2 WOMENS) AND LOCKER ROOMS
     ----------------------------------------------
        Bathrooms will receive the following finishes:

        -  Walls - To be painted.
        -  Floors - Flooring and base to match the lobby finishes.
        - Ceilings - 2' x 4' second look suspended ceiling tiles in a standard 15/16" grid.
        -  Lighting - 2' x 4' - 18 Cell parabolic lights
        - Bathrooms to include exhaust fan with separate on/off switch and building heating and cooling.
        - Corian or Granite counter tops and back splashes which meet ADA requirements
        -  Wall mounted toilets (American Standard)
        -  Metal toilet partitions
        - Building standard bathroom accessories (recessed and stainless) to include:
               -  Paper towel holders
               -  Toilet paper holders
               -  Feminine product dispenser
               -  Trash receptacle
               -  Mirrors - Full width by height above vanity
               -  Grab bars
        -  The locker room finishes will include the following:
               -  Ceramic tile on floor and base
               -  Prefabricated ADA showers
               -  Painted wall surfaces
               -  Lockers and benches by tenant

C.   FIRST FLOOR LOBBY AND CORRIDOR WORK (SECOND FLOOR LOBBY HAS BEEN EXCLUDED
     -------------------------------------------------------------------------
     FROM LANDLORD WORK)
     ------------------
        The lobby will receive the following finishes:

        - Wood species throughout the lobby to be cherry with a cherry stain finish.

     - Walls - The enclosed area by the elevator and stairs will receive a raised wood paneling wainscot with a chair rail molding. The remaining walls will receive vinyl wall covering with a wood crown molding.

     - Granite floor and wood base will be installed throughout the first floor lobby area. The front stair will be carpeted and the rear stair shall receive vinyl treads and carpeted landings.

     - Ceilings - The ceilings over the granite floor will be sheetrock. All other ceilings will be 2' x 2' acoustical ceiling.

     - Lighting - Recessed downlights will be installed in the sheetrock ceiling. Standard 2' x 4' - 18 Cell parabolic lights will be installed in the remaining areas.

     -  Doors to be 3' x 8' solid core cherry to match wood paneling.

H. Elevators
   ---------
   Finishes for the elevators are as follows:
     -  Wood paneling on the walls
     -  Stainless steel doors and front wall
     -  Flooring to match the lobby

I. Electrical System
   -----------------
   The service will be capable of satisfying the following building load requirements:
     -  Building central HVAC system
     -  Building Common Area power and lighting
     -  Building site lighting
     -  Tenant area general power and lighting.

        The Building shall be provided with a utility electric meter installed in accordance with code.

        The base building electrical work will include furnishing and installing, wiring, circuiting etc. as required for a full and complete installation of lights as indicated on the Kimmerle plan.

        The base building electrical work will include furnishing and installing, wiring, circuiting etc. as required for a full and complete installation of outlets on all perimeter walls and within all core area walls as indicated on the Kimmerle plans (for perimeter walls) or the base building plans for core areas.

J. HVAC
   ----
        The building HVAC system will consist of a split system consisting of six, five ton air cooled condensing units and gas fired high efficiency furnaces. Each of these units will be capable of handling 2500 cfm. Each wing will be split into two separate zones by electronic dampers (north and south).

     The HVAC systems will be designed to accommodate all conditioned spaces of the building except for the computer room and any other rooms requiring supplemental HVAC. The system will provide 20 cfm per person outside air based on a occupancy load of 1 person per every 145 SF.

  The system shall have the capacity to maintain the following design temperatures based on a tenant usage of 4.5 watts per square foot for lights and power.

  -    Outdoor Summer = 95 degrees DB/76 degrees WB
  -    Indoor Summer = 75 degrees DB/50 degrees RH
  -    Outdoor Winter = 10 degrees
  -    Indoor Winter = 72 degrees
  - The system shall have the capacity to maintain these design temperatures based on a tenant usage of 4.5 watts per square foot for lights and power.

** Tenant acknowledges and agrees that it shall contribute $6,000.00 for the cost of such HVAC system.

     K.   AUTOMATIC FIRE SUPPRESSION SYSTEM AND SMOKE DETECTORS
          -----------------------------------------------------

          The Building will not have a sprinkler system unless required by code.

     L.   FIRE ALARM
          ----------

          A fire alarm system for the Building Common Areas shall be installed in accordance with all current applicable building codes including NFPA and ADA.

     M.   SECURITY SYSTEM
          ---------------

          The Landlord shall provide, install, and maintain a perimeter card access system for the Building and Demised Premises to restrict access into the Building and the Demised Premises to authorized personnel during times determined by Landlord and Tenant.

     N.   STAIRS
          ------

          The walls of the main stair across from elevator will receive wood paneling and vinyl wall covering. The walls of the secondary stair will be painted.

     O.   PLUMBING
          --------

          The base building plumbing work will include the sinks for lunchroom and coffee station and waterlines for coffee maker, refrigerator, and ice maker as per the Kimmerle plan.

P.   ALLOWANCES
     ----------

     If Tenant elects to perform the ceiling work or carpet installation, Landlord shall be excused from such performance, provided, and on the condition that, Landlord contribute $2.00 per square foot for the ceiling system and a $12.00 per square yard for carpet installation.

     The credit for the ceiling will be 13,482 SF -- 1,660 SF (core ceiling) = 11,822 SF

     This equates to $23,644 for ceiling credit and $15,763 for carpet credit